UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 20, 2008

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On May 13, 2008, Amkor Technology, Inc. (“Amkor” or the “Company”) announced that Joanne Solomon, Chief Financial Officer, and Jim Fusaro, Corporate Vice President, Wirebond Products, will participate in the JP Morgan 36th Annual Technology Conference being held in Boston, MA on Wednesday, May 21, 2008. The Company’s presentation is scheduled to begin at 3:00 p.m. (EDT). The presentation format will be an analyst-led Q&A discussion which will be made available both live and for replay via audio-only webcast on the Investor Relations section of the Company’s website. Additionally, Amkor notes that in connection with the implementation of its new enterprise resource planning system at its Philippines facility earlier this month, the Company experienced system disruptions resulting in delayed shipments to certain customers. At this time it is too early to determine the financial impact that these delays may have on the Company’s future financial results, and, in accordance with Company policy, Amkor will not update, reaffirm or otherwise comment on any prior financial guidance during the conference.
Additional information regarding the investor conference is contained in the press release attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
     The following exhibit is being filed herewith.

99.1	Text of Press Release dated May 13, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2008	Amkor Technology, Inc.
/s/ Joanne Solomon
Joanne Solomon
Corporate Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Text of Press Release dated May 13, 2008